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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  July 1, 2015

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-34857 (Commission File Number)	84-1473173 (I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs,  CO 80906

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:   (303) 320-7708

 Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously discussed in the Form 8-K dated May 29, 2015, Gold Resource Corporation (the “Company”) intends to enter into amended and restated employment agreements with its executive officers to provide uniform terms of employment and to revise certain of the parties’ obligations thereunder.  Effective July 1, 2015, the Company entered into an amended and restated employment agreement with certain of its executive officers, including its Chief Executive Officer (but not its interim Chief Financial Officer)  in the form of the Amended and Restated Executive Employment Agreement attached hereto as Exhibit 10.1 (the “Amended and Restated Agreement”) and incorporated herein by reference.  Under the terms of the Amended and Restated Agreement, the executive continues to receive annual base salary at his or her current level and remains eligible to receive incentive compensation as determined in the discretion of the Board of Directors or a committee thereof and subject to a new clawback provision that was not included in the prior agreement.  The executive is entitled to severance in the event of termination in certain circumstances or a change in control of the Company as described therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report:

10.1 Form of Amended and Restated Employment Agreement.

SIGNATURE

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: July 8, 2015	By:	/s/ Jason D. Reid
	Name:	Jason D. Reid
	Title:	Chief Executive Officer and President

Exhibit Index

The following is a list of the Exhibits filed herewith.

Exhibit
Number	Description of Exhibit

10.1	Form of Amended and Restated Employment Agreement.